CERTIFIED RESOLUTIONS

      I, Wade Bridge, Assistant Secretary of surgeons Diversified Investment Fund (the "Trust"), hereby certify that the following resolutions were adopted by the Board of Trustees of the Trust, including a majority of the Trustees who are not "interested persons" of the Trust, at a meeting of the Board held on June 7, 2007:

            RESOLVED, that it is the finding of the Board Trustees of Surgeons Diversified Investment Fund (the "Fund") at this meeting that the fidelity bond written by Federal Insurance Company (the "Bond") in the aggregate amount of $1,000,000, covering, among others, officers and employees of the Fund, in accordance with the requirements of Rule 17g-1 (the "Rule") promulgated by the Securities and Exchange Commission under
            Section 17(g) of the Investment Company Act of 1940 (the "1940 Act"), is reasonable in form and amount, after having given due consideration to, among other things, the value of the aggregate assets of the Fund to which any person covered under the Bond may have access, the type and terms of the arrangements made for the custody and safekeeping of the Fund's assets and the nature of the securities in the Fund's portfolio; and

            FURTHER RESOLVED, that the Bond be, and it hereby is, approved by the Board of Trustees (all Trustees voting) and separately by the Independent Trustees, to be in full force and effect upon expiration of the current bond on August 31, 2007; and

            FURTHER RESOLVED, that the premium to be paid by the Fund under the Bond be, and it hereby is, approved by the Board of Trustees (all Trustees voting) and separately by the Independent Trustees in the amount discussed at this meeting; and

            FURTHER RESOLVED, that the appropriate officers of the Fund be, and they hereby are, authorized and directed to take such other action as may be necessary or appropriate in order to conform to the provisions of the 1940 Act, and the rules and regulations thereunder; and

            FURTHER RESOLVED, that the Secretary of the Fund or his designee shall file the Bond with the Commission and give all notices required under paragraph (g) of the Rule.


November 1, 2007
                                    -------------------------------------
                                     Wade Bridge
                                     Assistant Secretary